Exhibit 4.6

Execution Version

DEPOSIT AGREEMENT

(Class B)

Dated as of August 10, 2026

between

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Escrow Agent

and

SUMITOMO MITSUI BANKING CORPORATION,

ACTING THROUGH ITS NEW YORK BRANCH,

as Depositary

Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

i	Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

Schedule I	Schedule of Deposits
Schedule II	Person(s) Designated to Give Funds Transfer Instructions and Person(s) Designated to Confirm Funds Transfer Instructions

Exhibit A	Form of Notice of Purchase Withdrawal
Exhibit B	Form of Notice of Final Withdrawal
Exhibit C	Form of Notice of Replacement Withdrawal
Exhibit D	Form of Notice of Event of Loss Withdrawal

ii	Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

ANY DEPOSIT HEREUNDER IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION

DEPOSIT AGREEMENT

(Class B)

This DEPOSIT AGREEMENT (Class B), dated as of August 10, 2026 (as amended, modified or supplemented from time to time, this “Agreement”), is made by and between WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below (in such capacity, together with its successors in such capacity, the “Escrow Agent”), and SUMITOMO MITSUI BANKING CORPORATION, ACTING THROUGH ITS NEW YORK BRANCH, as depositary bank (the “Depositary”).

W I T N E S S E T H:

WHEREAS, American Airlines, Inc. (“American”) and Wilmington Trust Company, not in its individual capacity except as otherwise expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the “Pass Through Trustee”), have entered into a Trust Supplement No. 2026-2B, dated as of August 10, 2026 (the “Trust Supplement”), to the Pass Through Trust Agreement, dated as of September 16, 2014 (together, as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Pass Through Trust Agreement”), relating to American Airlines Pass Through Trust 2026-2B pursuant to which the American Airlines Pass Through Trust, Series 2026-2B Certificates referred to therein (the “Certificates”) are being issued (the date of such issuance, the “Issuance Date”);

WHEREAS, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., acting individually and as representatives (the “Representatives”) of the several underwriters of the Certificates (the “Underwriters” and, together with their respective transferees and assigns as registered owners of the Certificates, the “Investors”), American and the Depositary have entered into an Underwriting Agreement, dated as of July 27, 2026, pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Underwriters;

WHEREAS, American, the Pass Through Trustee and certain other persons named therein concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Note Purchase Agreement”), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the “Equipment Notes”) issued to finance the acquisition of certain aircraft by American, as owner, utilizing a portion of the proceeds from the sale of the Certificates (the “Net Proceeds”);

WHEREAS, the Escrow Agent, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the Underwriters, the Pass Through Trustee and Wilmington Trust Company, as paying agent for the Escrow Agent (in such capacity, together with its successors in such capacity, the “Paying Agent”), concurrently herewith are entering into the Escrow and Paying Agent Agreement (Class B), dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Escrow and Paying Agent Agreement”);

Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

WHEREAS, the Underwriters and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent on behalf of the Investors pursuant to the Escrow and Paying Agent Agreement, subject to withdrawal upon request of and proper certification by the Pass Through Trustee for the purpose of purchasing Equipment Notes, and that, pending such withdrawal, the Net Proceeds be deposited by the Escrow Agent with the Depositary in the Accounts (as defined below) established for such purposes pursuant to this Agreement;

WHEREAS, this Agreement provides, inter alia, for (i) the establishment of the Accounts (as defined below) at the Depositary; (ii) the deposit to the respective Accounts of the Deposits (as defined below); (iii) the Depositary to pay interest for distribution to the Investors pursuant to the terms and conditions hereof; and (iv) the withdrawal of funds from the respective Accounts at the direction of the Escrow Agent pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent wishes to appoint Sumitomo Mitsui Banking Corporation, acting through its New York Branch as Depositary pursuant to this Agreement and Sumitomo Mitsui Banking Corporation, acting through its New York Branch is willing to accept such appointment upon the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Appointment and Acceptance of Depositary; Establishment of Accounts; Location of Accounts.

Section 1.1. Appointment of Depositary; Location of Accounts. The Escrow Agent hereby appoints the Depositary, effective as of the date hereof, to have all the rights, powers and duties set forth herein on the part of the Depositary. The Accounts will be domiciled in the office of the Depositary located at 277 Park Avenue, New York, NY 10172, or at such address within the United States as the Depositary may designate from time to time by written notice to the Escrow Agent, the Pass Through Trustee and American.

Section 1.2. Acceptance of Depositary. The Depositary hereby agrees to act as depositary bank as provided herein and in connection therewith to accept all amounts to be delivered to or held by the Depositary pursuant to the terms of this Agreement. The Depositary further agrees to hold, maintain and safeguard the Deposits and the Accounts (as defined below) during the term of this Agreement in accordance with the provisions of this Agreement. The Escrow Agent shall not have any right to withdraw, assign or otherwise transfer moneys held in the Accounts except as permitted by this Agreement.

2	Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

Section 1.3. Establishment of Accounts. The Escrow Agent hereby instructs the Depositary, and the Depositary agrees, to establish the separate deposit accounts listed on Schedule I hereto and to establish such additional separate deposit accounts as may be required in connection with the deposits contemplated by Section 2.4 hereof (each, an “Account” and collectively, the “Accounts”), each in the name of the Escrow Agent and all on the terms and conditions set forth in this Agreement. The Depositary shall establish and maintain all Accounts at a branch of the Depositary located in the United States.

SECTION 2. Deposit Mechanics.

Section 2.1. Deposits. (a) The Escrow Agent shall direct the Underwriters to deposit the sum of $184,946,000 (the “Initial Deposit Amount”) on the date of this Agreement (the “Deposit Date”) with the Depositary in trust for the benefit of the Escrow Agent in immediately available funds by wire transfer to: Sumitomo Mitsui Banking Corp., NY (SWIFT: [***]), ABA No.: [***], Account Number: [***], Account Name: SMBC Loan Operations New York, Reference: American Airlines 2026-2 EETC Initial Deposit B. The Depositary shall accept from the Underwriters, for the benefit of the Escrow Agent such Initial Deposit Amount.

(b) Upon receipt of the Initial Deposit Amount, the Depositary shall credit to the relevant Accounts, from the proceeds of the Initial Deposit Amount, deposits in the amounts specified on Schedule I hereto maturing in accordance with this Agreement on the Outside Termination Date. Each deposit described in the preceding sentence and each re-deposit described in Section 2.4 hereof, is individually, a “Deposit” and, collectively, the “Deposits”. No amount shall be deposited in any Account other than the related Deposit.

Section 2.2. Interest. Each Deposit shall bear interest from and including the date of deposit to but excluding the date of withdrawal (it being understood that the date of withdrawal in the case of any payment by the Depositary of the amount of the Final Withdrawal (as defined below) on the Outside Termination Date (as defined below) shall be deemed to be the date of such payment) at the rate of 6.30% per annum (computed on the basis of a 360-day year of twelve 30-day months) payable by the Depositary to the Paying Agent on behalf of the Escrow Agent in arrears on each Interest Payment Date (as defined below), on the date of any Final Withdrawal, on the date of any Replacement Withdrawal (as defined below) or on the date of any Event of Loss Withdrawal (as defined below), as applicable, all in accordance with the terms of this Agreement. As used in this Agreement, the term “Interest Payment Date”, with respect to each Deposit that, as of any date of determination, has not been withdrawn pursuant to a Final Withdrawal, a Replacement Withdrawal or an Event of Loss Withdrawal, shall mean each of February 20 and August 20, commencing on February 20, 2027 and ending on the earlier of February 20 and August 20 immediately following the date on which such Deposit is withdrawn pursuant to a Notice of Purchase Withdrawal (as defined below); provided that interest accrued on any Deposit that is withdrawn pursuant to a Notice of Purchase Withdrawal shall be paid on the next Interest Payment Date following the related Purchase Withdrawal, notwithstanding any intervening Final Withdrawal or Event of Loss Withdrawal with respect to any other Deposit and notwithstanding the fact that the relevant Account may have been closed before such Interest Payment Date, but, if any intervening Replacement Withdrawal occurs before such next Interest Payment Date, such accrued interest shall, instead, be paid on the date of such Replacement Withdrawal. All interest paid pursuant to this Agreement shall be non-compounding.

3	Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

Section 2.3. Withdrawals.

(a) Purchase Withdrawal. The Escrow Agent may, by providing at least three Business Days prior notice of withdrawal to the Depositary (or such shorter period as agreed by the Depositary) in the form of Exhibit A hereto (a “Notice of Purchase Withdrawal”), withdraw the entire balance of such Deposit (but not any accrued and unpaid interest thereon) (with respect to any Deposit, such withdrawal, the “Purchase Withdrawal”), except that at any time prior to the actual withdrawal of such Deposit, the Escrow Agent or the Pass Through Trustee may, by notice to the Depositary, which notice has been actually received by the Depositary no later than the Business Day immediately prior to such actual withdrawal, cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof. Following the Purchase Withdrawal of any Deposit, the balance in the related Account shall be reduced to zero and the Depositary shall close such Account. As used in this Agreement, “Business Day” shall mean any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Fort Worth, Texas or Wilmington, Delaware.

(b) Final Withdrawal; Replacement Withdrawal; Event of Loss Withdrawal.

(i) The Escrow Agent may, by providing at least 15 days’ prior notice of withdrawal to the Depositary in the form of Exhibit B hereto (a “Notice of Final Withdrawal”), withdraw (x) the entire amount of all of the remaining Deposits together with (y) all accrued and unpaid interest on such Deposits (excluding the accrued and unpaid interest on each Deposit previously withdrawn pursuant to a Notice of Purchase Withdrawal) to but excluding the specified date of such withdrawal (such withdrawal of the amounts set forth in the immediately preceding clauses (x) and (y), the “Final Withdrawal”), on such date as shall be specified in such Notice of Final Withdrawal. If a Notice of Final Withdrawal has not been given to the Depositary on or before the Outside Termination Date (as defined below) and there are unwithdrawn Deposits on such date, the Depositary shall pay the amount of the Final Withdrawal to the Paying Agent on the Outside Termination Date. Following the Final Withdrawal of any Deposit, the balance in the related Account shall be reduced to zero and the Depositary shall close such Account. As used in this Agreement, the term “Outside Termination Date” shall mean October 31, 2027 or, if the Equipment Notes relating to all of the New Aircraft (as defined in the Note Purchase Agreement) have not been purchased by the applicable Trustee on or prior to October 31, 2027 due to any reason beyond the control of American and not occasioned by American’s fault or negligence, December 31, 2027 (provided that, if a labor strike occurs or continues at the manufacturer of any Aircraft after the Issuance Date and on or prior to December 31, 2027, such date shall be extended by adding thereto the number of days that such strike continued in effect after the Issuance Date, but not more than 60 days).

(ii) The Escrow Agent may, by providing at least five Business Days’ prior notice of withdrawal to the Depositary in the form of Exhibit C hereto (a “Notice of Replacement Withdrawal”), withdraw (x) with respect to all Deposits then held by the Depositary, (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to but excluding the specified date of such Replacement Withdrawal (as defined below) and (y) with respect to all Deposits, if any, previously withdrawn pursuant to a Notice of Purchase Withdrawal, all accrued and unpaid interest on such Deposits to but excluding the date of the applicable Purchase Withdrawal (such withdrawal of the amounts set forth in the immediately preceding clauses (x) and (y), the “Replacement Withdrawal”), on such date as shall be specified in such Notice of Replacement Withdrawal.

4	Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

(iii) The Escrow Agent may, by providing at least 15 days’ prior notice of withdrawal to the Depositary in the form of Exhibit D hereto (a “Notice of Event of Loss Withdrawal”) in respect of a Deposit, withdraw (x) the entire balance of such Deposit together with (y) all accrued and unpaid interest on such Deposit to but excluding the specified date of such withdrawal (with respect to any Deposit, such withdrawal of the amounts set forth in the immediately preceding clauses (x) and (y), the “Event of Loss Withdrawal”), on such date as shall be specified in such Notice of Event of Loss Withdrawal. Following such Event of Loss Withdrawal, the balance in the related Account shall be reduced to zero and the Depositary shall close such Account.

(c) Compliance with Withdrawal Notices. If the Depositary receives a duly completed Notice of Purchase Withdrawal, Notice of Final Withdrawal, Notice of Replacement Withdrawal or Notice of Event of Loss Withdrawal (each, a “Withdrawal Notice”) complying with the provisions of this Agreement, it shall make the payments specified therein in accordance with the provisions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Depositary be required, pursuant to any Withdrawal Notice or otherwise, to make payments hereunder on or in respect of any Deposit in excess of the amount of such Deposit together with accrued interest thereon as provided in this Agreement.

Section 2.4. Other Accounts. On the date of withdrawal of any Deposit (other than the date of any Final Withdrawal, Replacement Withdrawal or Event of Loss Withdrawal), the Escrow Agent, or the Pass Through Trustee on behalf of the Escrow Agent, shall re-deposit with the Depositary any portion thereof not used to acquire Equipment Notes and the Depositary shall accept the same for deposit hereunder. Any sums so received for deposit shall either constitute a Deposit credited to the Account from which they were withdrawn or be established as a new Deposit and credited to a new Account as more fully provided in Section 2.1 hereof, and thereafter the provisions of this Agreement shall apply thereto as fully and with the same force and effect as if such Deposit had been established on the Deposit Date. The Depositary shall promptly give notice to the Escrow Agent of receipt of each such re-deposit.

SECTION 3. Termination. This Agreement shall terminate on the fifth Business Day after the later of the date on which (i) all of the Deposits shall have been withdrawn and paid as provided herein without any re-deposit and (ii) all accrued and unpaid interest on the Deposits shall have been paid as provided herein, but in no event prior to the date on which the Depositary shall have performed in full its obligations hereunder.

SECTION 4. Payments. All payments made by the Depositary hereunder shall be paid in United States Dollars and immediately available funds by wire transfer (i) in the cases of (w) accrued and unpaid interest on the Deposits payable under Section 2.2 hereof, (x) any Final Withdrawal, (y) any Event of Loss Withdrawal or (z) accrued and unpaid interest on all Deposits, if any, previously withdrawn pursuant to a Notice of Purchase Withdrawal, which interest is payable pursuant to a Notice of Replacement Withdrawal, directly to the Paying Agent at Wilmington Trust Company, Wilmington, Delaware, ABA# [***], Corporate Trust,

5	Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

Account No. [***], Reference: American Airlines 2026-2B EETC, or to such other account as the Paying Agent may direct from time to time in writing to the Depositary and the Escrow Agent, (ii) in the case of any withdrawal of one or more Deposits pursuant to a Notice of Purchase Withdrawal, as directed by the Escrow Agent as specified and in the manner provided in such Notice of Purchase Withdrawal and (iii) in the case of any withdrawal of one or more Deposits then held by the Depositary together with accrued and unpaid interest on such Deposits pursuant to a Notice of Replacement Withdrawal, as directed by the Escrow Agent as specified and in the manner provided in such Notice of Replacement Withdrawal. The Depositary hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against the Deposits howsoever arising. To the extent permitted by applicable law and except as expressly provided below, all payments on or in respect of each Deposit shall be made free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges (collectively, “Taxes”). However, if the Depositary shall be required by law (or if the Paying Agent shall have notified the Depositary that, pursuant to Section 2.04 of the Escrow and Paying Agent Agreement, the Paying Agent is required by law) to deduct or withhold any Taxes from or in respect of any sum payable hereunder (provided that such written notice shall specify the required deductions and withholdings and direct the Depositary to give effect to such notice), the Depositary shall (i) make, or cause to be made, such deductions or withholding and (ii) timely pay, or cause to be paid, to the appropriate authority the full amount deducted or withheld and timely file all reports and returns relating to such deductions or withholdings and payment thereof in accordance with applicable law. If the date on which any payment due on any Deposit would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and no additional interest shall accrue in respect of such extension.

SECTION 5. Representations and Warranties. The Depositary hereby represents and warrants to American, the Escrow Agent, the Pass Through Trustee and the Paying Agent that:

(a) it is a Japanese banking corporation duly incorporated and validly existing in good standing under the laws of Japan and is duly licensed to conduct banking business in the State of New York;

(b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

(c) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof subject to (i) any general principles of equity, and (ii) its obligations under this Agreement will be subject to any applicable law from time to time in effect relating to bankruptcy, insolvency or liquidation or any other applicable law affecting generally the enforcement of creditors’ rights;

6	Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

(d) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;

(e) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, in any material respect, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or of any indenture, mortgage or contract or other material agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

(f) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would materially adversely affect the ability of it to perform its obligations under this Agreement or (ii) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is it in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to materially adversely affect its ability to perform its obligations under this Agreement.

SECTION 6. Transfer. No party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (i) in the case of the Escrow Agent, to a successor escrow agent under, and in accordance with, the Escrow and Paying Agent Agreement, and (ii) in the case of the Depositary, to a bank (as defined in the Securities Act of 1933, as amended from time to time, for purposes of Section 3(a)(2) thereof) into which the Depositary shall merge or with which the Depositary shall be consolidated. Any purported assignment in violation of the immediately preceding sentence shall be void; provided that the Depositary may be replaced pursuant and subject to Section 5 of the Note Purchase Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent) permitted assigns. The Depositary agrees to cause any bank into which the Depositary shall merge or with which the Depositary shall be consolidated to deliver to the Escrow Agent an agreement containing the express assumption by such successor bank as of the effective date of such merger or consolidation, as applicable, of the due and punctual performance and observance of each covenant and condition of this Agreement unless such assumption shall be effective as a matter of law even in the absence of such agreement.

SECTION 7. Amendment, Etc. This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by each of the Depositary and the Escrow Agent to which the Pass Through Trustee has provided its written consent.

7	Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

SECTION 8. Notices. Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, overnight courier service or facsimile or electronic mail, and any such notice shall be effective when received. All notices shall be sent to (x) in the case of the Depositary, Sumitomo Mitsui Banking Corporation, 277 Park Avenue, New York, NY 10172, Email: [***], Attention: SMBC Loan Operations, Reference: American Airlines 2026-2 EETC, or (y) in the case of the Escrow Agent, Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, Reference: American Airlines 2026-2B EETC, Attention: [***] (Telephone: [***]; Telecopier: [***]), in each case, with a copy to the Pass Through Trustee, Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Reference: American Airlines 2026-2B EETC, Attention: [***] (Telephone: [***]; Telecopier: [***]) and to American, American Airlines, Inc., 1 Skyview Drive, Mail Drop 8B361, Fort Worth, Texas 76155, Reference: American Airlines 2026-2B EETC, Attention: Treasurer (Telephone: [***]) (or at such other address as any such party may specify from time to time in a written notice to the parties hereto). On or prior to the execution of this Agreement, the Escrow Agent has delivered to the Depositary a certificate containing specimen signatures of the representatives of the Escrow Agent who are authorized to give notices and instructions with respect to this Agreement. The Depositary may conclusively rely on such certificate until the Depositary receives written notice from the Escrow Agent to the contrary.

SECTION 9. Obligations Unconditional. The Depositary hereby acknowledges and agrees that its obligation to repay each Deposit together with interest thereon as provided herein is absolute, irrevocable and unconditional and constitutes a full recourse obligation of the Depositary enforceable against it to the full extent of all of its assets and properties.

SECTION 10. Entire Agreement. This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between the Depositary and the Escrow Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

SECTION 11. Governing Law. This Agreement, and the rights and obligations of the Depositary and the Escrow Agent with respect to the Deposits, shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. Notwithstanding the foregoing, the performance by the Depositary of its obligations under this Agreement is at all times subject to Regulation D of the Board of Governors of the Federal Reserve System (or any successor) and to any other banking law, regulation or regulatory requirement applicable to the Depositary, in each case as the same may be modified or supplemented and in effect from time to time.

SECTION 12. Submission to Non-Exclusive Jurisdiction in New York. Each of the parties hereto, to the extent it may do so under applicable law, hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern

8	Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, or their successors or permitted assigns, (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts, (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 8 hereof, or at such other address of which the other parties shall have been notified pursuant thereto, and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

SECTION 13. Waiver of Jury Trial Right. EACH OF THE DEPOSITARY AND THE ESCROW AGENT ACKNOWLEDGES AND ACCEPTS THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts together constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, pdf, electronic signature or any other electronic means (e.g., “pdf”, DocuSign or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “delivery”, “execute”, “execution”, “signed”, “signature”, and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 15. Tax Matters.

(a) The Escrow Agent has provided the Depositary with its fully executed U.S. Internal Revenue Service (“IRS”) Form W-9, showing a complete exemption from U.S. federal withholding tax and backup withholding, together with any other documentation and information reasonably requested by the Depositary and required to satisfy its tax reporting obligations to the IRS. The Escrow Agent represents that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered form. Any U.S. federal, state or local income or franchise tax returns required to be filed with respect to the Deposits or any income earned by the Deposits will, to the greatest extent permitted by applicable law, be prepared and filed by the Escrow Agent with the IRS and any other taxing authority as required by law.

9	Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

(b) The Escrow Agent acknowledges and agrees that the Depositary shall have no responsibility for the preparation and/or filing of any U.S. federal, state or local income, franchise or other tax return with respect to the Deposits or any income earned by the Deposits other than any such responsibility that cannot be assigned to, or assumed by the Escrow Agent under applicable law.

(c) The rights and obligations of the Depositary and the Escrow Agent under this Section 15 shall survive the termination of this Agreement or the resignation or removal of the Depositary or the Escrow Agent, as the case may be.

SECTION 16. Rights of Receiptholders. The Depositary acknowledges that, if the Depositary shall fail to pay when due hereunder any interest on the Deposits or to pay when due hereunder any Final Withdrawal, any Replacement Withdrawal or any Event of Loss Withdrawal, each Receiptholder (as defined below) shall have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder) to claim directly against the Depositary, by making a demand to the Depositary or by bringing suit to enforce any rights the Escrow Agent may have under this Agreement, in respect of amounts that would have been distributed to such Receiptholder pursuant to the Escrow and Paying Agent Agreement, and that any such claim shall not be subject to defenses that the Depositary may have against the Escrow Agent. As used in this Agreement, the term “Receiptholder” shall have the meaning assigned to such term in the Escrow and Paying Agent Agreement.

SECTION 17. Limitation on Damages. In no event shall the Depositary be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable) suffered by the Escrow Agent or any of the Receiptholders in connection with this Agreement or the transactions contemplated or any relationships established by this Agreement irrespective of whether the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 18. Miscellaneous. (a) The Depositary shall have only those duties as are specifically and expressly provided herein with respect to it and no other duties shall be implied. The Depositary may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the Escrow Agent or the Pass Through Trustee without inquiry and without requiring substantiating evidence of any kind. The Depositary shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Depositary shall have no duty to solicit any payments, including, without limitation, the Deposits.

(b) The Depositary shall be entitled to rely upon any instruction, notice, request or other instrument delivered to it without being required to determine the authenticity or validity thereof, or the truth or accuracy of any information stated therein. The Depositary may act in reliance upon any signature believed by it to be genuine and may assume that any person purporting to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

10	Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

(c) The Depositary shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Depositary’s gross negligence or willful misconduct was the primary cause of any loss. The Depositary may execute any of its powers and perform any of its duties hereunder directly or through attorneys, and shall be liable only for its gross negligence or willful misconduct (as finally adjudicated in a court of competent jurisdiction) in the selection of any such attorney. The Depositary may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Depositary shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Depositary shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held hereunder until it shall be given a direction in writing by the Escrow Agent or the Pass Through Trustee which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary or by a final and non-appealable order or judgment of a court of competent jurisdiction. Anything in this Agreement to the contrary notwithstanding, in no event shall the Depositary be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action. In the event of any conflict or inconsistency between any provision in this Agreement and a provision in any other document with respect to the subject matter of this Agreement, the provisions of this Agreement shall control.

(d) If any portion of the Deposit is at any time attached, garnished or levied upon under any court order, or enjoined or stayed by any court order, or in case of any order, judgment or decree shall be made or entered by any court affecting the Deposits or any part thereof, then and in any such event, the Depositary is authorized to rely upon and comply with any such order, writ, judgment or decree which it is advised in writing by external legal counsel of national reputation is binding upon it without the need for appeal or other action; and if the Depositary complies with such order, writ, judgment or decree, it shall not be liable to the Escrow Agent or any Receiptholder commencing action pursuant to Section 16 even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated so long as such order, writ, judgment or decree was not made, issued or entered for any reason that a final adjudication of a court of competent jurisdiction determines was based on the Depositary’s gross negligence or willful misconduct.

(e) Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Depositary to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Escrow Agent acknowledges that Section 326 of the USA PATRIOT Act and the Depositary’s identity verification procedures

11	Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

require the Depositary to obtain information which may be used to confirm the Escrow Agent’s identity including without limitation name, address and organizational documents (“identifying information”). The Escrow Agent agrees to provide the Depositary with and consent to the Depositary obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Depositary.

(f) No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, unavailability of wire services or other causes reasonably beyond its control. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

(g) The Depositary is entering into this Agreement, and is performing its obligations hereunder, solely in its capacity as a contracting depositary bank and not as a trustee, agent or fiduciary for the Escrow Agent, the Pass Through Trustee, American, the Receiptholders or any other person. Nothing in this Agreement, and no course of dealing among the parties hereto, shall be construed to create, and each party hereto expressly disclaims, any fiduciary duty owed by the Depositary to any party or person in connection with this Agreement or the transactions contemplated hereby.

SECTION 19. Security Procedures. With respect to all funds transfer instructions that are given pursuant to this Agreement (other than in writing at the time of execution of this Agreement), whether in writing, by electronic mail with a scanned attachment thereto or otherwise, the Depositary is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II hereto (“Schedule II”), and the Depositary may rely upon the confirmation of anyone purporting to be the person or persons so designated. Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on the Escrow Agent’s Incumbency Certificate. The persons listed on such Incumbency Certificate have been duly appointed to act as authorized signatories of the Escrow Agent hereunder and individually have full power and authority to execute and deliver any notices or instructions, to amend, modify or waive any provisions of this Agreement, and to take any and all other actions permitted under this Agreement (the “Authorized Persons”). Any change in designation of Authorized Persons shall be provided by written notice, signed by an Authorized Person, and actually received and acknowledged by the Depositary. Any communication from the Depositary that the Depositary deems to contain confidential, proprietary, and/or sensitive information shall be encrypted in accordance with the Depositary’s internal procedures. The Depositary and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Escrow Agent to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Depositary may apply any of the funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The Escrow Agent acknowledges that these security procedures are commercially reasonable.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

12	Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

ANY DEPOSIT HEREUNDER IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION

IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement (Class B) to be duly executed as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Escrow Agent

By	/s/ Adam Vogelsong
Name: Adam Vogelsong
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION, ACTING THROUGH ITS NEW YORK BRANCH,
as Depositary

By	/s/ Masahiro Ebise
Name: Masahiro Ebise
Title: Managing Director

[Signature Page to Deposit Agreement (Class B)]

SCHEDULE I to

DEPOSIT AGREEMENT

SCHEDULE OF DEPOSITS

CLASS B

Aircraft Type	Reg. No.	Deposit Amount	Account No.
Airbus A321neo	N475AN	$10,768,000	392502
Airbus A321neo	N476AN	$10,768,000	392540
Airbus A321neo	N480AN	$10,768,000	392539
Airbus A321neo	N481AN	$10,792,000	392541
Airbus A321neo	N477AN	$10,792,000	392536
Airbus A321neo	N482AN	$10,814,000	392530
Airbus A321neo	N478AN	$10,814,000	392532
Airbus A321neo	N479AN	$10,859,000	392544
Airbus A321 XLR	N307NY	$11,680,000	392550
Airbus A321 XLR	N315XR	$11,727,000	392538
Airbus A321 XLR	N310NY	$11,752,000	392533
Airbus A321 XLR	N312NY	$11,752,000	392534
Airbus A321 XLR	N311NY	$11,776,000	392547
Embraer E175	N352KR	$4,966,000	392546
Embraer E175	N353EG	$4,966,000	392537
Embraer E175	N354CG	$4,978,000	392545
Embraer E175	N359MH	$4,990,000	392542
Embraer E175	N360YF	$4,990,000	392549
Embraer E175	N361JJ	$4,990,000	392548
Embraer E175	N362AU	$5,002,000	392535
Embraer E175	N363RR	$5,002,000	392531

Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

SCHEDULE II to

DEPOSIT AGREEMENT

The Depositary may confirm the instructions received by return call to one of the telephone numbers listed below.

Telephone Number (including Country code)	Name
[***]	See Exhibit A

Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

EXHIBIT A to

DEPOSIT AGREEMENT

FORM OF NOTICE OF PURCHASE WITHDRAWAL

NOTICE OF PURCHASE WITHDRAWAL

Sumitomo Mitsui Banking Corporation, acting through its New York Branch

277 Park Avenue

New York, NY 10172

Email: [***]

Attention: Specialized Loan Operations

Reference: American Airlines 2026-2 EETC

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class B) dated as of August 10, 2026 (the “Deposit Agreement”) between Wilmington Trust, National Association, as Escrow Agent, and Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_______], from Account No. [____________]

The undersigned hereby directs the Depositary to pay the entire amount of the Deposit to [American Airlines, Inc. at JPMorgan Chase, ABA No. [***], Account Number [***], Reference: American Airlines 2026-2B EETC] [the Pass Through Trustee at Wilmington Trust Company, Wilmington, Delaware, ABA No. [***], Corporate Trust, Account No. [***], Reference: American Airlines 2026-2B EETC]1 on [________], 20[__].

[1]

If any excess amounts, that would need to be re-deposited pursuant to Section 2.4 of the Deposit Agreement and the applicable Funding Notice, have been identified as of the date of this notice, the account to be specified here should be that of the Pass Through Trustee so that the Pass Through Trustee can re-deposit such excess amounts with the Depositary in accordance with Section 2.4. If any such excess amounts are identified following delivery of this notice, a separate substantially similar notice may be sent specifying such account of the Pass Through Trustee. If there are no such excess amounts, the account number specified here should be that of American.

Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Escrow Agent

By:
Name:
Title:

Dated: As of [      ], 20[  ]

Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

EXHIBIT B to

DEPOSIT AGREEMENT

FORM OF NOTICE OF FINAL WITHDRAWAL

NOTICE OF FINAL WITHDRAWAL

Sumitomo Mitsui Banking Corporation, acting through its New York Branch,

277 Park Avenue

New York, NY 10172

Email: [***]

Attention: Specialized Loan Operations

Reference: American Airlines 2026-2 EETC

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class B) dated as of August 10, 2026 (the “Deposit Agreement”) between Wilmington Trust, National Association, as Escrow Agent, and Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(b)(i) of the Deposit Agreement, the undersigned hereby requests the withdrawal of (x) the entire amount of all of the remaining Deposits together with (y) all accrued and unpaid interest on such Deposits (excluding the accrued and unpaid interest on each Deposit previously withdrawn pursuant to a Notice of Purchase Withdrawal) to but excluding [____________], 20[__].

The undersigned hereby directs the Depositary to pay the entire amount of such Deposits and accrued and unpaid interest thereon on [____________], 20[__] to the Paying Agent at Wilmington Trust Company, Wilmington, Delaware, ABA No. [***], Corporate Trust, Account No. [***], Reference: American Airlines 2026-2B EETC.

Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Escrow Agent

By:
Name:
Title:

Dated: As of [      ], 20[  ]

Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

EXHIBIT C to

DEPOSIT AGREEMENT

FORM OF NOTICE OF REPLACEMENT WITHDRAWAL

NOTICE OF REPLACEMENT WITHDRAWAL

Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as Depositary,

277 Park Avenue

New York, NY 10172

Email: [***]

Attention: Specialized Loan Operations

Reference: American Airlines 2026-2 EETC

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class B) dated as of August 10, 2026 (the “Deposit Agreement”) between Wilmington Trust, National Association, as Escrow Agent, and Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(b)(ii) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the following: (x) with respect to all Deposits currently held by the Depositary, (1) the entire amount of such Deposits together with (2) all accrued and unpaid interest on such Deposits to but excluding [____________], 20[__] and (y) with respect to all Deposits, if any, previously withdrawn pursuant to a Notice of Purchase Withdrawal, all accrued and unpaid interest on such Deposits to but excluding the date of the applicable Purchase Withdrawal.

The undersigned hereby directs the Depositary to pay on [____________], 20[__] (i) the amount requested to be withdrawn pursuant to clause (x) above to [______], ABA No. [ __ ], Account No. [ ____ ], Reference: American Airlines 2026-2 EETC Initial Deposit B; and (ii) the amount requested to be withdrawn pursuant to clause (y) above to the Paying Agent at Wilmington Trust Company, Wilmington, Delaware, ABA No. [***], Corporate Trust, Account No. [***], Reference: American Airlines 2026-2B EETC.

Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Escrow Agent

By:
Name:
Title:

Dated: As of [      ], 20[  ]

Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

EXHIBIT D to

DEPOSIT AGREEMENT

FORM OF NOTICE OF EVENT OF LOSS WITHDRAWAL

NOTICE OF EVENT OF LOSS WITHDRAWAL

Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as Depositary,

277 Park Avenue

New York, NY 10172

Email: [***]

Attention: Specialized Loan Operations

Reference: American Airlines 2026-2 EETC

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class B) dated as of August 10, 2026 (the “Deposit Agreement”) between Wilmington Trust, National Association, as Escrow Agent, and Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(b)(iii) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_________], from Account No. [____________], relating to the aircraft bearing U.S. registration number N[_____], together with the payment of all accrued and unpaid interest on such Deposits to but excluding [____________], 20[__].

The undersigned hereby directs the Depositary to pay the entire amount of such Deposit and accrued and unpaid interest thereon on [____________], 20[__] to the Paying Agent at Wilmington Trust Company, Wilmington, Delaware, ABA No. [***], Corporate Trust, Account No. [***], Reference: American Airlines 2026-2B EETC.

Deposit Agreement (Class B) (American Airlines 2026-2 EETC)

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Escrow Agent

By:
Name:
Title:

Dated: As of [      ], 20[  ]

Deposit Agreement (Class B) (American Airlines 2026-2 EETC)